As filed with the Securities and Exchange Commission on July 18, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

KOSAN BIOSCIENCES INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	3832 Bay Center Place Hayward, CA 94545 (510) 732-8400	94-3217016 (I.R.S. Employer Identification Number)
(Address of principal executive offices)

1996 STOCK OPTION PLAN
(Full title of the plan)

Daniel V. Santi, M.D., Ph.D.
Chairman and Chief Executive Officer
Kosan Biosciences Incorporated
3832 Bay Center Place
Hayward, CA 94545
(510) 732-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Suzanne Sawochka Hooper, Esq.
COOLEY GODWARD LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Stock Options and Common Stock (par value $.001 per share)	1,125,000 shares	$6.37	$7,160,625	$658.78

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Kosan’s common stock that become issuable under the 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Kosan’s receipt of consideration that results in an increase in the number of Kosan’s outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(l) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of Kosan’s common stock as reported on the Nasdaq National Market on July 12, 2002.

Approximate date of commencement of proposed sale to the public:    as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,125,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 1996 Stock Option Plan.

INCORPORATION BY REFERENCE OF CONTENTS
OF REGISTRATION STATEMENTS ON FORM S-8
NOS. 333-47758 AND 333-63534

The contents of the Registration Statements on Form S-8 (relating to the 1996 Stock Option Plan) File Nos. 333-47758 and 333-63534 previously filed with the SEC on October 11, 2000 and June 21, 2001, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

4.1*	Amended and Restated Certificate of Incorporation of Registrant, as amended to date

4.2**	Bylaws of Registrant

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page)

99.1**	1996 Stock Option Plan, as amended

*	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
**	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-33732), which was declared effective on October 4, 2000.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on July 15, 2002.

KOSAN BIOSCIENCES INCORPORATED

By:	/s/ DANIEL V. SANTI, M.D., PH.D.
Daniel V. Santi, M.D., Ph.D. Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel V. Santi and Susan M. Kanaya, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on July 15, 2002 by the following persons in the capacities indicated:

Signature	Title

/s/ DANIEL V. SANTI, M.D., PH.D. Daniel V. Santi, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ SUSAN M. KANAYA Susan M. Kanaya	Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ BRUCE CHABNER, M.D. Bruce Chabner, M.D.	Director

/s/ PETER DAVIS, PH.D. Peter Davis, Ph.D.	Director

/s/ JEAN DELEAGE, PH.D. Jean Deleage, Ph.D.	Director

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/s/ CHAITAN KHOSLA, PH.D. Chaitan Khosla, Ph.D.	Director

/s/ CHRISTOPHER WALSH, PH.D. Christopher Walsh, Ph.D.	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Amended and Restated Certificate of Incorporation of Registrant, as amended to date

4.2**	Bylaws of Registrant

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page)

99.1**	1996 Stock Option Plan, as amended

*	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
**	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-33732), which was declared effective on October 4, 2000.

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